(m)(2)(A)(i)

May 1, 2011

ING Investors Trust
7337 East Doubletree Ranch Road

Scottsdale, Arizona  85258

Re:          Reduction in Fee Payable under the ING Investors Trust Second Amended and Restated Shareholder Service and Distribution Plan

Ladies and Gentlemen:

ING Funds Distributor, LLC (“IFD”) hereby waives a portion of the distribution fee payable to IFD for the funds listed on the attached Schedule A under the ING Investors Trust Second Amended and Restated Shareholder Service and Distribution Plan (the “Distribution Plan”) in an amount equal to 0.15% per annum on the average daily net assets attributable to Adviser Class Shares as if the distribution fee specified in the Distribution Plan were 0.35%.  Except as otherwise noted on Schedule A, by this letter, we agree to continue to waive that fee for the period May 1, 2011 through May 1, 2012.

Please indicate your agreement to this reduction in fee by executing below in the place indicated.

Sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President

Agreed and Accepted:

ING Investors Trust

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744 www.ingfunds.com	ING Funds Distributor, LLC

SCHEDULE A

with respect to

ING INVESTORS TRUST

SECOND AMENDED AND RESTATED

SHAREHOLDER SERVICE AND DISTRIBUTION PLAN

ADVISER CLASS

Portfolios
ING Artio Foreign Portfolio
ING BlackRock Inflation Protected Bond Portfolio
ING BlackRock Large Cap Growth Portfolio
ING BlackRock Large Cap Value Portfolio
ING Clarion Global Real Estate Portfolio
ING Clarion Real Estate Portfolio
ING DFA Global Allocation Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING Franklin Income Portfolio
ING Franklin Mutual Shares Portfolio
ING Franklin Templeton Founding Strategy Portfolio
ING Global Resources Portfolio
ING Goldman Sachs Commodity Strategy Portfolio
ING Janus Contrarian Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Core Equity Portfolio
ING Large Cap Growth Portfolio
ING Limited Maturity Bond Portfolio
ING Lord Abbett Growth and Income Portfolio
ING Marsico Growth Portfolio
ING Marsico International Opportunities Portfolio
ING MFS Total Return Portfolio
ING MFS Utilities Portfolio
ING Morgan Stanley Global Tactical Asset Allocation Portfolio
ING Morgan Stanley Global Franchise Portfolio
ING PIMCO High Yield Portfolio
ING PIMCO Total Return Bond Portfolio
ING Pioneer Equity Income Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Templeton Global Growth Portfolio
ING Van Kampen Growth and Income Portfolio

Portfolios
ING Wells Fargo Health Care Portfolio

Date last amended:  November 18, 2010